UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under §240.14a-12

ZENDESK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 6, 2022, Zendesk, Inc. issued the following press release:

Independent Proxy Advisory Firm ISS Recommends Zendesk Stockholders Vote “FOR” Proposed Transaction with Consortium Led by Hellman & Friedman and Permira

Zendesk Board of Directors Continues to Recommend Stockholders Vote “FOR” the Proposed Transaction

The Consortium Acquisition Provides Immediate, Certain and Superior Value to All Zendesk Stockholders

Special Meeting of Zendesk Stockholders to be Held on September 19, 2022

SAN FRANCISCO—September 6, 2022—Zendesk, Inc. (NYSE: ZEN) (“Zendesk” or the “Company”) today commented on a report issued by Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm. In its report, ISS recommends that Zendesk stockholders vote FOR the proposed acquisition of the Company by the consortium led by Hellman & Friedman and Permira (the “Consortium”).

“We are pleased that ISS recognizes that the acquisition by the Consortium is the best path forward for Zendesk and provides stockholders with the best available outcome. ISS’s support further validates our view that the immediate, attractive and certain value of the proposed transaction is superior to the risk of the standalone alternative. We urge Zendesk stockholders to follow ISS’s independent recommendation and vote FOR the all-cash acquisition of 100% of the outstanding common shares of Zendesk by the Consortium.”

ISS notes in its report that1:

•
“In light of the certainty of the value inherent in the transaction and the significant downside risk of non-approval and the standalone option, along with the insufficient detail and the execution risk inherent in Light Street's alternative proposal, support FOR the proposed transaction is warranted.”

•	“In the event the merger is terminated, ZEN's share price could return to pre-announcement levels of approximately $57.00 per share or less, well below the current $77.50 offer price.”

•	“The option to remain as a standalone entity, without some value-creating external event, appears to carry potential downside risk without a reasoned basis for potential upside.”

•	“The potential downside risk of non-approval […] make[s] the company's standalone alternative less appealing when compared to the certainty of value in the proposed transaction.”

1 Permission to use quotations neither sought nor obtained from ISS.

The Company is continuing to advance toward completing the transaction with the Consortium, subject to customary closing conditions. A special meeting of Zendesk stockholders to vote on the transaction will be held on September 19, 2022 (the “Special Meeting”).

The Zendesk Board of Directors unanimously recommends that stockholders vote “FOR” the Consortium transaction.

Stockholders’ votes are very important, regardless of the number of shares owned. To complete the Consortium transaction, the merger agreement must be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Zendesk common stock entitled to vote at the Special Meeting.

If stockholders have any questions or need assistance voting their shares, please contact Zendesk’s proxy solicitor:

MACKENZIE PARTNERS, INC.
1407 Broadway, 27th Floor
New York, NY 10018
Toll-Free: +1 (800) 322-2885
Email: proxy@mackenziepartners.com

Advisors

Qatalyst Partners and Goldman Sachs & Co. LLC are serving as financial advisors to Zendesk. Wachtell, Lipton, Rosen & Katz is serving as Zendesk’s legal advisor.

About Zendesk

Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 6,000 people across the world. Learn more at www.zendesk.com.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Zendesk, Inc. (“Zendesk”). In connection with the proposed transaction, Zendesk has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was first mailed to Zendesk’s stockholders on or about August 8, 2022. This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk’s stockholders for their consideration. Before making any voting decision, Zendesk’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk’s website www.zendesk.com.

Participants in the Solicitation

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, which was filed with the SEC on July 11, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk’s business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk’s disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.

Investor Contact:
Jason Tsai, +1 415-997-8882
ir@zendesk.com

Media Contacts:
Courtney Blake, +1 816-520-5503
press@zendesk.com

John Christiansen +1 415-618-8750
Danielle Berg +1 212-687-8080
FGS Global
Zendesk-SVC@sardverb.com